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                                                                   EXHIBIT 21

                    SUBSIDIARIES OF REGISTRANT

Hewlett-Packard Company's principal affiliates as of January 14, 1999, are listed below.

 AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT'S FINANCIAL STATEMENTS.

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                                                        State or country
                                                        of incorporation
                                                        or organization
                                                        -----------------
Hewlett-Packard Puerto Rico                                 California
Hewlett-Packard World Trade, Inc.                           Delaware
Heartstream, Inc.                                           Delaware
Microsensor Technology, Inc.                                California
VeriFone, Inc.                                              Delaware
Hewlett-Packard Asia Pacific Ltd.                           Hong Kong
Hewlett-Packard Caribe Ltd.                                 Cayman Islands
HP Computadores                                             Brazil
Hewlett-Packard Computer Products (Shanghai) Co., Ltd.      China
Hewlett-Packard de Mexico S.A. de C.V.                      Mexico
Hewlett-Packard Espanola, S.A.                              Spain
Hewlett-Packard Europe B.V.                                 The Netherlands
Hewlett-Packard France                                      France
Hewlett-Packard GmbH                                        Germany
Hewlett-Packard Holding GmbH                                Germany
Hewlett-Packard (India) Software Operation Pte. Ltd.        India
Hewlett-Packard Italiana S.p.A.                             Italy
Hewlett-Packard Japan, Ltd.                                 Japan
Hewlett-Packard Korea Ltd.                                  Korea
Hewlett-Packard Ltd.                                        U.K.
Hewlett-Packard (Malaysia) Sdn. Bhd.                        Malaysia
Hewlett-Packard Malaysia Technology Sdn. Bhd.               Malaysia
Hewlett-Packard (Manufacturing) Ltd.                        Ireland
Hewlett-Packard Medical Products (Qingdao) Ltd.             China
Hewlett-Packard Microwave Products (M) Sdn. Bhd.            Malaysia
Hewlett-Packard Penang Sdn. Bhd.                            Malaysia
Hewlett-Packard S.A.                                        Switzerland
Hewlett-Packard Shanghai Analytical Products Co., Ltd.      China
Hewlett-Packard Singapore Pte. Ltd.                         Singapore
Hewlett-Packard Singapore Vision Operation Pte. Ltd.        Singapore
BT&D Technologies Ltd.                                      U.K.
CoCreate Software GmbH                                      Germany
Shanghai Hewlett-Packard Company                            China
Technologies et Participations S.A.                         France
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